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                                                                     EXHIBIT 5.1



                                PERKINS COIE LLP

             A Law Partnership Including Professional Corporations
         1201 Third Avenue, 40th Floor, Seattle, Washington 98101-3099
                Telephone: 206 583-8888 Facsimile: 206 583-8500


                               December 15, 1998


InfoSpace.com, Inc.
15375 N.E. 90th Street
Redmond, Washington  98052


     Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as counsel to you in connection with the preparation of a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), which you are filing with the Securities and Exchange Commission with respect to 3,468,209 shares of Common Stock, par value $.0001 per share (the "Shares"), which may be issued as follows: 450,000 shares pursuant to the InfoSpace.com, Inc. 1998 Employee Stock Purchase Plan; 2,998,521 shares pursuant to the InfoSpace.com, Inc. Restated 1996 Flexible Stock Incentive Plan; and 19,688 shares pursuant to three individual stock option letter agreements.

     Based upon and subject to the foregoing, we are of the opinion that any original issuance Shares that may be issued pursuant to the plans and letter agreements have been duly authorized and that, upon the due execution by the Company and the registration by its registrar of such Shares and the sale thereof by the Company in accordance with the terms of the plans and letter agreements, and the receipt of consideration therefor in accordance with the terms of the plans and letter agreements, such Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act.

                              Very truly yours,

                              /s/ PERKINS COIE LLP